Exhibit 99.1

OptimizeRx Sets Second Quarter 2019 Conference Call for Wednesday, August 7, 2019 at 4:30 p.m. ET

ROCHESTER, Mich. – July 24, 2019 – OptimizeRx Corp. (Nasdaq: OPRX), a leading platform for digital health messaging in the pharmaceutical industry, will hold a conference call on Wednesday, August 7, 2019 at 4:30 p.m. Eastern time to discuss results for the second quarter ended June 30, 2019. The financial results will be issued in a press release prior to the call.

OptimizeRx management will host the call, followed by a question and answer period.

Date: Wednesday, August 7, 2019

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-800-458-4121

International dial-in number: 1-323-794-2597

Conference ID: 1609655

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through August 28, 2019, as well as available for replay via the Investors section of the OptimizeRx website at investors.optimizerx.com.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 1609655

About OptimizeRx

OptimizeRx® (Nasdaq: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest point-of-prescribe promotional platform for the pharmaceutical industry, OptimizeRx provides a direct channel for pharma companies to communicate with healthcare providers right within their workflow.

The cloud-based solution supports patient adherence to medications with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

Tel (860) 800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

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